SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2007 (December 7, 2007)

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

New River Center, 200 East Las Olas Boulevard, Suite 1730

Ft. Lauderdale, Florida 33301

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (954)761-2200

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	Entry into a Material Definitive Agreement

SIGNATURE

EXHIBIT INDEX

EXHIBIT 10.1

EXHIBIT 10.2

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 7, 2007, Butler entered into a Consent and Waiver to Third Amendment and Restated Credit Agreement with General Electric Capital Corporation (“GECC”), whereby GECC waived defaults and events of defaults arising from Butler’s failure to deliver 2006-year end financial information. Also, on December 10, 2007 Butler entered into a Consent and Waiver to Second Lien Credit Agreement with Monroe Capital Management Advisors (“Monroe”), dated as of December 1, 2007, whereby Monroe waived defaults and events of defaults arising from Butler’s failure to deliver 2006-year end financial information. Both consents provide that defaults will be reinstated if 2006 year end financial information is not provided by December 31, 2007. Copies of the consents and waivers are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and the descriptions above are qualified in their entirety by reference to such agreements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable.

(c)	Exhibits

The exhibits listed below are being furnished pursuant to Item 9.01.

Exhibit Number	Description

10.1	Consent and Waiver to Third Amended and Restated Credit Agreement, dated as of December 7, 2007 among BSG, as Borrower, and GECC, as agent for the Lenders.

10.2

Consent and Waiver to Second Lien Credit Agreement, dated as of December 1, 2007 and executed as of December 10, 2007, among BSG, as Borrower, the other credit parties, signatory thereto, as Lenders, and Monroe as Agent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007	BUTLER INTERNATIONAL INC.

By:	/s/ Mark Koscinski

Mark Koscinski
Principal Accounting Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description

10.1	Consent and Waiver to Third Amended and Restated Credit Agreement, dated as of December 7, 2007 among BSG, as Borrower, and GECC, as agent for the Lenders

10.2

Consent and Waiver to Second Lien Credit Agreement, dated as of December 1, 2007 and executed as of December 10, 2007, among BSG, as Borrower, the other credit parties, signatory thereto, as Lenders, and Monroe as Agent.

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